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                                                                    EXHIBIT 10.8

                                 ROCKVILLE BANK
                               PHANTOM STOCK PLAN

                            EFFECTIVE JANUARY 1, 2004

      1. Purpose of Plan. The Rockville Bank Phantom Stock Plan (the "Plan") is intended to provide incentives to Participants to perform their duties in a manner that enhances the value of the Bank. This in turn will provide Participants with the opportunity to earn significant benefits commensurate with such performance and value creation. While the Participants are employed (or provide services, in the case of the Bank's Directors), the value of their Phantom Stock will adjust to reflect changes in the Bank's value. Under the retirement portion of the Plan, when the Participant attains his or her Retirement Age, the value of the Participant's Phantom Stock will become fixed, and will be the basis for an annual Plan benefit paid over a specified number of years. Under the option portion of the Plan, after a specified period of time, the Participant will be entitled to a distribution of that option benefit. The option benefit may be kept in the Plan for future distribution, in which case the value of the Phantom Stock attributable to the option benefit will be increased by annual interest credits rather than the changes in the Bank's value.

      2.    Definitions. The following definitions are applicable to the Plan:

      Actuarial Equivalent Value shall mean a benefit of equivalent value computed on the basis of the mortality table and interest rate used to calculate accrued benefits under the Bank's Retirement Plan.

      Affiliate shall mean an entity required to be treated as a single employer with the Bank pursuant to Section 414(b) or 414(c) of the Code.

      Agreement shall mean the written agreement entered into between the Bank and a Participant with respect to the grant of an Award or an entitlement to receive an Award. A separate Agreement may be entered into with respect to each Award or an Agreement may be entered into with respect to multiple Awards (including current grants and grants to be earned in the future).

      Award shall mean the grant of Phantom Stock to a Participant. An Award may be either a Phantom Stock Retirement Award, a Phantom Stock Option Award or both.

      Bank shall mean Rockville Bank, its successors and assigns.

      Beneficiary shall mean one or more persons, estates or other entities, designated in accordance with the terms of this Plan, that are entitled to receive benefits under the Plan upon the death of a Participant.

      Board shall mean the Board of Directors of the Bank.

      Change in Control. If a "Change in Control" shall have occurred or shall be deemed to have occurred under the terms of a Participant's change in control agreement or employment

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agreement with the Bank or an Affiliate, if any, then a "Change in Control"
shall be deemed to have occurred under this Plan. Otherwise, a "Change in Control" shall mean the occurrence of any one of the following events:

      (a) any "Person" as such term is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Bank, the Holding Company, a wholly-owned subsidiary of the Holding Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or an Affiliate), becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Bank representing ten percent (10%) or more of the combined voting power of the Bank's then outstanding securities:

      (b) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Bank or the Holding Company to effect a transaction described in subsections (a), (c), or (d) hereof, (ii) a director nominated by any Person (including the Bank and the Holding Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control, or (iii) a director nominated by any Person other than the Holding Company who is the Beneficial Owner, directly or indirectly, of securities of the Bank representing ten percent (10%) or more of the combined voting power of the Bank's securities) whose election by the Board or nomination for election by the Bank's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute at least a majority thereof;

      (c) the stockholders of the Bank approve any transaction or series of transactions under which the Bank is merged or consolidated with any other entity and as a result of such transaction or series of transactions (i) less than sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such transaction or series of transactions is owned in the aggregate by the former stockholders of the Bank or (ii) any "Person" other than the Holding Company holds ten percent (10%) or more of the combined voting power of the then outstanding securities of the Bank or such surviving entity;

      (d) the stockholders of the Bank approve a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank or the Holding Company of all or substantially all of the Bank's assets; or

      (e) the Board adopts a resolution to the effect that, for purposes of this Plan, a Change in Control has occurred.

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      Except as otherwise provided in Section 14 below, the term "Change in
      Control" shall not include the issuance of Bank shares to the general public or the conversion of the Holding Company from the mutual to the stock form of organization where the stock organization issues its own shares to the general public unless any Person other than the Holding Company becomes the Beneficial Owner, directly or indirectly, of securities of the Bank representing ten percent (10%) or more of the combined voting power of the Bank's then outstanding securities. In the event of any such issuance of Bank shares to the general public or any such conversion, outstanding Awards shall be converted to stock appreciation rights as provided in Section 14 below.

      Code shall mean the Internal Revenue Code of 1986, as amended.

      Committee shall mean the Human Resources Committee of the Board; however, the Board may, from time to time and at its discretion, act as the Committee.

      Continuous Service shall mean the absence of any interruption or termination of service as an Executive or Director. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank. The determination of the length of a Participant's Continuous Service shall be determined by the Committee in its sole discretion and shall be binding on all persons.

      Director shall mean a non-employee member of the Board serving after the effective date of the Plan.

      Disability shall mean a disability for which a Participant qualifies for permanent disability benefits under the Participant's long-term disability plan sponsored by the Bank, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Bank does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

      Executive shall mean a person who is employed by the Bank and who is a member of a select group of highly compensated or management employees, as determined by the Committee.

      Executive Management Group shall mean the group of officers identified from time to time by the Chief Executive Officer of the Bank as constituting the Executive Management Group for the Bank.

      Fifth Anniversary shall mean, with respect to any grant of a Phantom Stock Option Award, the fifth anniversary of the Grant Date of that Award.

      Grant Date shall mean the date on which an Award is granted to the Participant by the Committee.

      Holding Company shall mean Charter Oak Community Bank Corp.

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      Net Worth shall mean the mid-point of the range of the market value of the
Bank and its Affiliates as determined by an independent third-party appraisal.

      Net Worth Appreciation or Depreciation shall mean the increase or decrease in Net Worth.

      Participant shall mean an Executive or a Director who is selected by the Committee to participate in the Plan and with whom the Bank enters into an Agreement.

      Phantom Stock shall mean the hypothetical shares or other measurement units awarded under the Plan that form the basis of determining the Participant's Phantom Stock Benefit.

      Phantom Stock Account shall mean the account(s) established and maintained for the Participant pursuant to Section 7 hereof.

      Phantom Stock Benefit shall mean at any time the excess of the hypothetical value of a Participant's Phantom Stock Account as of the most recent Valuation Date over the hypothetical value of his Phantom Stock Account as of the Grant Date. The Phantom Stock Benefit may be determined separately with respect to each separate Award that is granted under the Plan.

      Phantom Stock Retirement Award shall mean an Award that provides the Phantom Stock Benefit described in Section 12.

      Phantom Stock Option Award shall mean an Award that provides the Phantom Stock Benefit described in Section 13.

      Plan shall mean this Rockville Bank Phantom Stock Plan, as in effect from time to time.

      Retirement Age shall mean, with respect to each Executive Participant, the later of: (a) Social Security Retirement Age, within the meaning of Section 216(l) of the Social Security Act, as the same may be amended, which is presently age 65 for a person born before 1938, age 66 for a person born between 1938 and 1954 and age 67 for a person born after 1954; and (b) the effective date of such Executive's Termination of Employment. With respect to each Director Participant, Retirement Age shall mean the later of: (a) age seventy
(70); and (b) the effective date of such Director's Termination of Service.

      Termination for Cause shall mean the severing of employment or service with the Bank on account of "cause", as that term (or a similar term) is defined in the Participant's employment agreement with the Bank. If no such employment agreement is in effect, "cause" shall mean: (a) a Participant's willful and continued failure to substantially perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness or Disability) which failure is demonstrably and materially damaging to the financial condition or reputation of the Bank and/or its Affiliates, and which failure continues more than forty-eight (48) hours after a written demand for substantial performance is delivered to the Participant by the Executive Management Group, which demand specifically identifies the manner in which the Executive Management Group believes that the Participant has not substantially performed his or her duties; or (b) the willful engaging by the Participant in conduct which is demonstrably and

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materially injurious to the Bank and/or its Affiliates, monetarily or otherwise.
No act or failure to act on the part of a Participant shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Bank.

      Termination of Employment shall mean, in the case of an Executive, the severing of employment with the Bank or an Affiliate, voluntarily or involuntarily, for any reason other than a Termination for Cause.

      Termination of Service shall mean, in the case of a Director, the ceasing of providing services to the Board, voluntarily or involuntarily, for any reason other than Termination for Cause.

      Valuation Date shall mean each January 1st, and the last day of the calendar month immediately preceding a Change in Control.

      Vested shall mean a Participant's right to a Phantom Stock Benefit in an Award subject, however, to forfeiture in the event of Termination for Cause as provided in Section 10.

      Year of Services shall mean with respect to each Phantom Stock Option Award, a 12-month period of Continuous Service with the Bank or an Affiliate, commencing with the Participant's Grant Date with respect to that Phantom Stock Option Award. Year of Service with respect to each Phantom Stock Retirement Award shall mean a 12-month period of Continuous Service with the Bank or an Affiliate, commencing with the Participant's initial date of hire by the Bank or an Affiliate in the case of an Executive, or initial date of election to the Board in the case of a Director. If a Participant performs Continuous Service as both an Executive and a Director, then that Participant's Years of Service shall be determined taking into account both types of Continuous Service, even if such service is overlapping.

      3. Administration. The Plan shall be administered by the Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants; (b) determine the individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of the Agreements; (e) determine the hypothetical value of Phantom Stock units, Phantom Stock Accounts and Phantom Stock Benefits; (f) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (g) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. Members of the Committee may participate under the Plan. Any individual serving on the Committee who is a Participant in the Plan shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by the Bank, a Participant, the Board, or a professional advisor to the Bank or the Board. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting

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through a duly appointed representative) and may from time to time consult with legal counsel who may be legal counsel to the Bank.

      4. Aggregate Shares of Phantom Stock. The maximum number of Phantom Stock units that may be awarded under the Plan shall not exceed Twelve Thousand (12,000). Phantom Stock shall be granted at such times and shall be subject to such terms and conditions as set forth in the Agreements. If any Phantom Stock awarded under the Plan shall be forfeited or canceled, such Phantom Stock may again be awarded under the Plan. Phantom Stock units that form the basis of a Participant's Phantom Stock Retirement Award shall be considered canceled and thereby available for subsequent Awards upon the earlier of such Participant's Retirement Age, Termination of Employment or Termination of Service (as the case may be) or death. Phantom Stock units that form the basis of a Participant's Phantom Stock Option Award shall be considered canceled and thereby available for subsequent Awards upon the earlier of the Fifth Anniversary of such Award, such Participant's Termination of Employment or Termination of Service (as the case may be) or death.

      5. Participation. The Committee may select Executives and Directors from time to time to become Participants in the Plan. As a condition of participation, the Participant shall enter into an Agreement with the Bank relating to the grant of an Award to the Participant or the Participant's entitlement to earn Awards under the Plan. Executives and Directors approved for participation will be notified of their selection as soon after approval as practicable.

      6. Phantom Stock Awards. The number of Phantom Stock units awarded to a Participant and the hypothetical value of such Phantom Stock units shall be determined by the Committee and set forth in such Participant's Agreement. More than one Award or type of Award may be made to a Participant. The factors considered and the methodology used to determine the number of Phantom Stock units to be awarded to Participants under the Plan and the hypothetical value of such Phantom Stock units shall be determined from time to time by the Committee in its sole and absolute discretion.

      7. Phantom Stock Accounts. Phantom Stock granted to a Participant shall be credited to a Phantom Stock Account established and maintained for the Participant. The Phantom Stock Account shall be the record of Phantom Stock granted to a Participant for accounting purposes only, and shall not constitute a segregation of assets of the Bank. The Phantom Stock Account of a Participant shall be valued by the Committee, in the manner provided for herein, as of the Grant Date and on each Valuation Date thereafter to reflect changes in the hypothetical value of the Phantom Stock Account, additional Awards, and subsequent distributions to the Participant. Separate Phantom Stock Accounts shall be established for each Participant's Phantom Stock Retirement Awards and Phantom Stock Option Awards, and as otherwise determined by the Committee to be necessary or appropriate.

      8. Adjustments in Phantom Stock Accounts. As soon as practicable after each Valuation Date, the Committee shall review the Net Worth of the Bank and its Affiliates as of such Valuation Date to determine the Net Worth Appreciation or Depreciation since the last Valuation Date. A Participant's Phantom Stock Account then shall be adjusted by multiplying the hypothetical value of the Participant's Phantom Stock Account since the last Valuation Date by a factor equal to one (1) plus or minus the percentage Net Worth Appreciation or

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Depreciation since the last Valuation Date; provided, however, that the hypothetical value of a Participant's Phantom Stock Account as of any Valuation Date shall be no less than ninety percent (90%), nor more than one hundred and twenty percent (120%), of the hypothetical value of the Participant's Phantom Stock Account as of the immediately preceding Valuation Date.

      9. Vesting in Phantom Stock Benefit; Forfeitures. A Participant who has completed five (5) or more Years of Service shall be one hundred percent (100%) Vested in his or her Phantom Stock Benefit relating to an Award. In addition, a Participant shall be one hundred percent (100%) Vested in his or her Phantom Stock Benefit attributable to all Awards under the following circumstances:

      (a) the Participant's Agreement provides that his or her Phantom Stock Benefit is Vested;

      (b) the Participant's Termination of Employment or Termination of Service, as the case may be, occurs on or after the Participant's attainment of Retirement Age;

      (c) the Participant dies or experiences a Disability prior to the Participant's Termination of Employment or Termination of Service, as the case may be;

      (d) a Participant's Termination of Employment or Termination of Service occurs in connection with a Change in Control; or

      (e) there occurs such other circumstances as described in the Participant's Agreement that would cause the Participant to be fully Vested.

In the event a Participant experiences a Termination of Employment or Termination of Service prior to becoming Vested in his or her Phantom Stock Benefit relating to any Award, such Participant's Phantom Stock Benefit and the associated Phantom Stock shall be forfeited.

      10. Forfeiture Upon Termination for Cause. Anything in this Plan to the contrary notwithstanding, if a Participant's employment or service is Terminated for Cause prior to a Change in Control, such Participant's Phantom Stock Benefit and associated Phantom Stock shall be forfeited. If the Participant or his or her Beneficiary has received any Phantom Stock Benefits and it is subsequently determined that the Participant was Terminated for Cause prior to a Change in Control, then the amount of Phantom Stock Benefits previously paid shall be returned by the Participant or his or her Beneficiary to the Bank, and no further Phantom Stock Benefits shall be payable to the Participant or his Beneficiary. The provisions of this Section 10 shall not apply in the event that a Participant's employment or service is Terminated for Cause in connection with a Change in Control and such Participant's Phantom Stock Benefit shall instead be payable in accordance with the provisions of this Plan governing the payment of Phantom Stock Benefits upon a Termination of Employment or Termination of Service, as the case may be.

      11. Regulatory Restrictions. The obligations of the Bank to a Participant under the Plan are subject to the following restrictions:

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      (a)   Temporary Suspension or Prohibition. If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or
            (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C.
            Section 1818(e)(3) and (g)(1), the Bank's obligations to such Participant under the Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion reinstate in whole or in part any of its obligations which were suspended.

      (b) Permanent Suspension or Prohibition. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or
            (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Bank to such Participant under the Plan shall terminate as of the effective date of the order, but Vested rights of the contracting parties shall not be affected.

      (c) Default. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations of the Bank to Participants and their Beneficiaries under the Plan shall terminate as of the date of default, but this provision shall not affect any Vested rights of the contracting parties.

      (d) Termination by Regulators. All obligations of the Bank to Participants and their Beneficiaries under the Plan shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the Bank: (i) at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the FDIC at the time it approves a supervisory merger to resolve problems related to operation of the Bank. Any rights of the parties that have already Vested, however, shall not be affected by any such action.

      (e) Other Regulatory Restrictions on Payment. Notwithstanding anything herein to the contrary, (1) any payments made by the Bank under the Plan shall be subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder and (2) payments contemplated to be made by the Bank under the Plan shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Connecticut Banking Commissioner or the FDIC.

      12.   Phantom Stock Benefits Attributable to Phantom Stock Retirement
Awards.

      (a) With respect to a Participant whose Termination of Employment or Termination of Service, as the case may be, does not occur until after the Participant's attainment of his or her Retirement Age, the Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award shall be determined as of the Valuation Date coinciding with or immediately preceding such Participant's Retirement Age and no Net Worth Appreciation or

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            Depreciation shall be credited or debited to such Participant's
            Phantom Stock Account attributable to his or her Phantom Stock Retirement Award after such Valuation Date. The Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award, together with interest thereon at the rate of six percent (6%) per year from and after such Valuation Date, shall be payable in substantially equal monthly installments over a period of fifteen
            (15) years, commencing as of the first day of the calendar month coinciding with or next following the Participant's Retirement Age.

      (b) With respect to a Participant whose Termination of Employment or Termination of Service, as the case may be, occurs prior to such Participant's Retirement Age, the Vested Phantom Stock Benefit, if any, attributable to such Participant's Phantom Stock Retirement Award shall be determined as of the Valuation Date coinciding with or immediately preceding such Termination of Employment or Termination of Service. No Net Worth Appreciation or Depreciation shall be credited or debited to such Participant's Phantom Stock Account attributable to his or her Phantom Stock Retirement Award after such Valuation Date. The Vested Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award, together with interest thereon at the rate of six percent (6%) per year from and after the first day of the calendar month coinciding with or next following such Participant's Retirement Age, shall be payable to such Participant in substantially equal monthly installments over a period of fifteen (15) years, commencing as of the first day of the calendar month coinciding with or next following the Participant's Retirement Age. Anything in this subsection (b) to the contrary notwithstanding, in the event that a Participant's Termination of Employment or Termination of Service before Retirement Age occurs by reason of such Participant's Disability, payment of such Participant's Phantom Stock Benefit hereunder shall commence as of the first day of the calendar month coinciding with or next following such Termination of Employment or Termination of Service on account of Disability and the aforesaid interest on such Phantom Stock Benefit shall begin to be credited as of the first day of the calendar month coinciding with or next following such Termination of Employment or Termination of Service on account of Disability.

      (c) With respect to a Participant whose Termination of Employment or Termination of Service, as the case may be, occurs by reason of death prior to the commencement of payment of his or her Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award, such Phantom Stock Benefit shall be determined as of the Valuation Date coinciding with or immediately preceding such Participant's death and no Net Worth Appreciation or Depreciation shall be credited or debited to such Participant's Phantom Stock Account attributable to his or her Phantom Stock Retirement Award after such Valuation Date. The Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award, together with interest thereon at the rate of six percent (6%) per year from and after the first day of the calendar month

                                      -9-
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            coinciding with or next following such Participant's death, shall be payable to such Participant's Beneficiary in substantially equal monthly installments over a period of fifteen (15) years, commencing as soon as administratively practicable following such Participant's death.

      (d) With respect to a Participant whose death occurs after payment of his or her Phantom Stock Benefit attributable to such Participant's Phantom Stock Retirement Award has commenced, any remaining installments of such Phantom Stock Benefit shall be paid to such Participant's Beneficiary in accordance with the installment payment method in effect prior to such Participant's death.

      (e) Anything in this Section 12 to the contrary notwithstanding, if the Actuarial Equivalent Value of a Participant's Phantom Stock Benefit attributable to all Phantom Stock Retirement Awards is Ten Thousand Dollars ($10,000) or less at the time such Phantom Stock Benefit is payable under this Plan, such Phantom Stock Benefit shall be payable as a lump sum. In addition, in the event of a Participant's death, the Committee may, in its discretion, pay to such Participant's Beneficiary the Actuarial Equivalent Value of such Participant's Phantom Stock Benefit attributable to the Participant's Phantom Stock Retirement Awards (or any remaining installments thereof) in the form of a lump sum.

      13.   Phantom Stock Benefits Attributable to Phantom Stock Option Awards.

      (a) The Phantom Stock Benefit attributable to any Phantom Stock Option Award granted to a Participant shall become payable to such Participant on the Fifth Anniversary of the Grant Date of such Award provided such Participant shall not have had a Termination of Employment or Termination of Service prior to such Fifth Anniversary. Payment shall be made in a lump sum as soon as administratively practicable following such Fifth Anniversary.

      (b) Notwithstanding the provisions of subsection (a) above, in the event that a Participant's Termination of Employment or Termination of Service, as the case may be, shall have occurred prior to the Fifth Anniversary of the Grant Date of a Phantom Stock Option Award by reason of the Participant's death or Disability, the Phantom Stock Benefit attributable to such Phantom Stock Option Award shall be determined as of the Valuation Date coinciding with or immediately preceding such Termination of Employment or Termination of Service by reason of the Participant's death or Disability. No Net Worth Appreciation or Depreciation shall be credited or debited to such Participant's Phantom Stock Account attributable to his or her Phantom Stock Option Award after such Valuation Date. The Phantom Stock Benefit attributable to such Participant's Phantom Stock Option Award, if any, shall be payable to such Participant in the case of Termination of Employment or Termination of Service by reason of Disability or to the Participant's Beneficiary in the case of Termination of Employment or Termination of Service by reason of death, in a lump sum as soon as administratively practicable following such Termination of Employment or Termination of Service, as the case may be.

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      (c)         Notwithstanding the provisions of subsection (a) above, a
            Participant may elect on the Grant Date of any Phantom Stock Option Award to defer payment of the Phantom Stock Benefit attributable to such Phantom Stock Option Award to such Participant's attainment of his or her Retirement Age. Any such election shall be irrevocable and shall be made in writing as part of the Agreement made with respect to such Phantom Stock Option Award. A Participant's Stock Account attributable to any Phantom Stock Option Award with respect to which such Participant has deferred payment as provided herein shall not share in any Net Worth Appreciation or Depreciation after the Fifth Anniversary of the Grant Date of such Phantom Stock Option Award but shall be credited with interest on the Phantom Stock Benefit attributable to such Phantom Stock Option Award at the rate of six percent (6%) per year from the Fifth Anniversary to the date of payment of such Phantom Stock Benefit. Payment of such Phantom Stock Benefit together with the interest thereon shall be made in a lump sum as soon as administratively practicable following the Participant's Retirement Age.

      14.   Effect of Change in Control: Acquisitions and Demutualization.

      (a) Anything in this Plan to the contrary notwithstanding, in the event of a Change in Control, (i) each Participant shall be one hundred percent (100%) Vested in his or her Phantom Stock Benefit, and (ii) no later than sixty (60) days following the date of such Change in Control, each such Participant shall receive a cash lump sum equal to the value of his or her entire Phantom Stock Benefit. The Phantom Stock Benefit shall be valued as of the last day of the calendar month immediately preceding the Change in Control and shall include interest on any Phantom Stock Option Award deferred as provided in Section 13 above determined as of the last day of the calendar month immediately preceding the Change in Control.

      (b) In the event that the Bank or the Holding Company shall acquire another bank or company, or a substantial portion of the business of another bank or company, then the Committee may, in its discretion, adjust both the number and/or value of any outstanding Awards in order to equitably reflect such acquisition.

      (c) In the event that the Holding Company shall demutualize and become a stock corporation or in the event that the Holding Company shall sell Bank stock to the general public, then all outstanding Awards shall be converted to stock appreciation rights in such stock corporation or in the Bank, as the case may be, with the number and terms of such stock appreciation rights to be determined by the Committee, in its discretion, so that such stock appreciation rights will equitably reflect the value of the Awards prior to such demutualization or sale of Bank stock to the general public. Notwithstanding the foregoing, with respect to any Participant who has one year or less to Retirement Age as of the date of any such demutualization or sale of Bank stock to the general public, any Awards granted to such Participant prior to such date shall not be converted to stock appreciation rights as provided in this subsection (c) but instead shall be paid in accordance with subsection (a) above as if such demutualization or sale of Bank stock to the general public constituted a Change in Control under this Plan.

      15. Assignments and Transfers. No right or interest of any Participant in the Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy except, in the event of the death of a Participant, to his Beneficiary.

      16. Rights Under the Plan. No Executive or Director shall have a right to be selected as a Participant, and no Executive, Director or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Bank.

      17. Withholding Tax. The Bank shall have the right to deduct from all amounts paid under the Plan any taxes required by law to be withheld with respect to such payments.

      18. Amendment or Termination. The Bank shall have the right, by action of the Committee in its sole discretion, to terminate, suspend or amend the Plan at any time or from time to time, in whole or in part; provided, however, that no termination, suspension or amendment of the Plan may adversely affect a Participant's Vested Phantom Stock Benefit or the right of a Participant's Beneficiary to receive a benefit in accordance with the Plan, unless the Participant agrees thereto in writing.

      19. Beneficiary. Each Participant shall have the right, at any time, to designate Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Participant participates. A Participant shall designate his Beneficiary by completing and signing a beneficiary designation form and returning it to the Committee, A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Committee prior to his death. In the event of the death of a Participant without a designated Beneficiary, any benefits remaining to be paid under the Plan to such Participant shall be paid to the Participant's estate.

      20. No Funding. Nothing contained in the Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and any Participant or any other person. Amounts due under the Plan at any time and from time to time will be paid from the general funds of the Bank. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Bank.

      21. Indemnification of Committee. No member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Awards made hereunder; and the members of the Committee shall be entitled to indemnification and reimbursement by the Bank in respect of any claim, loss, damage, or expenses (including attorneys' fees) arising therefrom to the full extent permitted by law or regulation, and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

      22. Binding Effect. The Bank and the Holding Company shall be jointly and severally liable for the obligations of the Bank under this Plan. The Plan shall inure to the benefit of the Participants hereunder and their respective Beneficiaries, estates and legal representatives, and it shall be binding on the successors of the Bank and the Holding Company. the Bank and the Holding Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank and/or Holding Company to expressly assume and agree to perform the obligations of the Bank and the Holding Company under this Plan in the same manner and to the same extent that the Bank and/or the Holding Company would have been required to perform such obligations if no such succession had taken place and such assumption shall be an express condition to the consummation of any such purchase, merger, consolidation or other transaction.

      23. Expenses of the Plan. The expenses of administering the Plan will be borne by the Bank.

      24. Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Connecticut, except to the extent that such laws are preempted by Federal law.

      25. Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

      The Bank And The Holding Company have Signed the Plan as of April 6, 2004, but this Plan is effective for all purposes as of January 1, 2004.


                                               ROCKVILLE BANK

                                               By: Kristen A. Johnson
                                                   ----------------------------
                                               Title: Senior Vice President,
                                                      Human Resources
                                                      -------------------------

                                               CHARTER OAK COMMUNITY BANK CORP.

                                               By: Joseph F. Jeamel, Jr.
                                                   ----------------------------

                                               Title: Executive Vice President
                                                      -------------------------

                        ROCKVILLE BANK PHANTOM STOCK PLAN

                             JANUARY 1, 2004 AWARDS

                            QUESTION & ANSWER SUMMARY

      1.    WHAT IS THE PURPOSE OF THE PHANTOM STOCK PLAN ?

            The Plan is intended to provide incentives to Participants to perform their duties in a manner that enhances the value of the Bank. This in turn will provide Participants with the opportunity to earn significant benefits commensurate with such performance and value creation.

      2.    WHO IS ELIGIBLE TO PARTICIPATE?

            The Human Resources Committee of the Board of Directors selects the Executives and Directors who participate in the Plan.

      3.    HOW DOES THE PLAN WORK?

            The Bank retained Keefe, Bruyette & Woods to appraise the Bank and Meyer Chatfield to consult on the design of the Plan. The Plan creates a hypothetical or "phantom" share valued at $500 as of January 1, 2004. Based on a January 1, 2004 appraisal of the Bank of $100 million, 6% of the Bank's value (12,000 phantom shares) has been allocated to the Plan. Each year, Keefe, Bruyette & Woods will reappraise the Bank. If the value of the phantom shares increases from year to year, the Participants in the Plan will earn a benefit equivalent to the increase in value of the phantom shares; however, the value of a Participants' phantom shares may not increase more than 20% nor decrease more than 10% in any one year.

      4.    HOW ARE PHANTOM SHARES ALLOCATED TO PLAN PARTICIPANTS?

            The Plan includes an option portion and a retirement portion. The option portion is only available to Executives. The Human Resources Committee of the Board of Directors determines from year to year the factors and methods used to allocate phantom shares to Executives under the option portion and the retirement portion. The 2004 awards allocate phantom shares under the retirement portion to Directors on an equal basis. Shares that are canceled or forfeited become available for future awards under the Plan.

      5.    HOW DOES THE OPTION PORTION OF THE PLAN WORK?

            Any increase in value of the phantom shares awarded to a Participant under the option portion of the Plan will be paid to the Participant in a lump sum on the fifth anniversary of the grant of the shares if the Participant is still employed on that date. If a Participant terminates employment during the five-year period due to death or disability, however, any increase in value of the Participant's shares from the date of grant will be paid at death or disability.

            When a phantom stock option award is first made, a Participant may irrevocably elect to defer payment from the fifth anniversary to the Participant's Retirement Age. Retirement Age is defined as the later of the Participant's attainment of Social Security Retirement Age or actual retirement from the Bank. The amount of the benefit is determined as of the fifth anniversary of the grant of the shares and it earns interest at the rate of 6% from the fifth anniversary until it is paid in a lump sum at the Participant's Retirement Age.

      6.    HOW DOES THE RETIREMENT PORTION OF THE PLAN WORK?

            A Participant who terminates after Retirement Age is paid a benefit equal to the increase in value of the phantom shares awarded to the Participant under the retirement portion of the Plan. The benefit is determined as of the end of the year preceding the Participant's Retirement Age and paid with interest at the rate of 6% in monthly installments over a period of 15 years.

            If a Participant terminates before Retirement Age, the Participant will be entitled to a benefit only if he or she has completed 5 years of service with the Bank. The benefit will be determined as the increase in value of the phantom shares awarded under the retirement portion of the Plan as of the end of the year preceding the Participant's termination. This benefit will not be paid until the Participant reaches Retirement Age; however, if the Participant terminates on account of death or disability, any increase in value of the phantom shares will be paid at death or disability regardless of the number of years of service completed prior to death or disability.

            If the actuarial equivalent value of a Participant's phantom stock retirement benefit is $10,000 or less, it will be paid in a lump sum instead of monthly installments over 15 years. In the event of a Participant's death, the Human Resources Committee of the Board of Directors may decide to pay the benefit in a lump sum to the Participant's beneficiary.

      7.    WHAT HAPPENS IF A PARTICIPANT IS TERMINATED FOR CAUSE?

            If a Participant is terminated for cause prior to a change in control of the Bank, the Participant will forfeit all phantom shares. A Participant will not be considered to have been terminated for cause unless the Participant has willfully failed to substantially perform his or her duties in a manner that is materially damaging to the Bank and the failure has continued for more than 48 hours after a specific written demand for performance has been delivered to the Participant by the Bank's Executive Management Group.

      8.    WHAT HAPPENS IF THERE IS A CHANGE IN CONTROL OF THE BANK?

            In the event of a change in control, Participants become immediately vested in their phantom shares. The value of the phantom shares is determined as of the end of the month preceding the change in control and any increase in their value is paid in a lump sum not later than 60 days after the change in control.

      9.    HOW DOES THE PLAN DEFINE A CHANGE IN CONTROL?

            Generally, a change in control will be considered to have occurred if: any person other than the Bank's holding company acquires 10% or more of the Bank's stock; a majority of the Board of Directors changes during any 24-month period; the Bank is merged with another entity and more than 1/3 of the Bank's stock is acquired by an entity other than the holding company; the Bank is liquidated; or the Board of Directors adopts a resolution that a change in control has occurred for purposes of the Plan. A change in control will not be considered to have occurred simply because the Bank's holding company demutualizes or the Bank's stock is sold to the general public unless, in connection with that demutulization or sale of stock to the general public, any person other than the Bank's holding company acquires 10% of more of the stock.

      10. WHAT HAPPENS IF THE BANK'S HOLDING COMPANY DEMUTUALIZES OR THE BANK'S STOCK IS SOLD TO THE GENERAL PUBLIC IN A TRANSACTION THAT DOES NOT CONSTITUTE A CHANGE IN CONTROL?

            If the demutualization or sale of stock to the general public does not constitute a change in control (as described in Q&A 9), phantom stock awards under the Plan will be converted to stock appreciation rights. The number and terms of such stock appreciation rights will be determined by the Human Resources Committee of the Board of Directors so that the stock appreciation rights will equitably reflect the value of the phantom stock awards prior to the demutualization or sale of Bank stock to the general public. However, if a Participant has one year or less to Retirement Age, that Participant's phantom stock benefit will be paid out rather than converted to stock appreciation rights.

      11.   IS THE PLAN FUNDED?

            The Plan is an unfunded obligation of the Bank; however, the Bank has purchased $6 million of bank-owned life insurance (BOLI) to cover its costs for the Plan. Meyer Chatfield has documented the Bank's compliance with regulatory-guidelines applicable to the purchase of BOLI.

      12.   CAN THE PLAN BE AMENDED OR TERMINATED?

            Yes, the Human Resources Committee of the Board of Directors, in its discretion, may amend, suspend or terminate the Plan at any time; however, no such amendment, suspension or termination may adversely affect a Participant's vested phantom stock benefit under the Plan.

      13.   IS THE PLAN BINDING ON SUCCESSORS TO THE BANK?

            Yes, the Bank and its holding company must require any successor to the business or assets of the Bank to assume and agree to perform the obligations of the Bank under the Plan in the same manner that the Bank would have been required to perform those obligations.

      14.   MAY I ASSIGN MY INTEREST IN THE PLAN?

            No, you may not assign or transfer any interest you may have in the Plan except, in the event of your death, to your beneficiary. You should complete the beneficiary designation form that accompanies your participation agreement. You should ensure that any beneficiary designation you make is consistent with the terms of your will. State law may cause the terms of a will to override a beneficiary designation under the Plan.

      15.   AM I TAXABLE ON MY INTEREST IN THE PLAN?

            You are not subject to income tax on your phantom stock option benefit or your phantom stock retirement benefit until they are paid. Benefits are subject to ordinary income tax when paid. No favorable tax treatment applies to these benefits such as income tax averaging or rollover availability. Social Security or FICA tax, including the Hospital Insurance portion of the tax, is payable on Executives' benefits under the Plan. FICA tax is payable on your phantom stock option benefit on the fifth anniversary of the grant, even if you defer payment to your Retirement Age and a portion of the annual interest paid thereafter may also be subject to FICA. The present value of your phantom stock retirement benefit is subject to FICA tax in the year that your monthly payments commence. Self-Employment Contributions Act (SECA) taxes on Directors' benefits are generally payable when the benefits are actually paid to the Director.

      16.   IS THIS TAX TREATMENT LIKELY TO CONTINUE?

            Legislation was introduced in both houses of Congress in 2003 that will likely be taken up during the first quarter of 2004 aimed at curtailing nonqualified deferred compensation arrangements. The legislation broadly defines deferred compensation arrangements and could sweep in many practices and plans, including the Plan. The legislation, if passed, might affect the deferral of phantom stock option benefits from the fifth anniversary of the grant to Retirement Age and the change in control provisions under the Plan. The Bank is monitoring the legislation and will inform you of any impact it might have on your benefits under the Plan.

      17.   WHO DO I TALK TO IF HAVE MORE QUESTIONS ABOUT THE PLAN?

            You should contact Kristen Johnson, Senior Vice President Human Resources, at (860) 291-3617 or kjohnson1@rockvillebank.com, if you have further questions.

THIS QUESTION & ANSWER SUMMARY DESCRIBES THE HIGHLIGHTS OF THE PLAN. YOU SHOULD CONSULT THE PLAN DOCUMENT AND YOUR INDIVIDUAL PARTICIPATION AGREEMENT FOR MORE INFORMATION. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SUMMARY AND THE TERMS OF THE PLAN OR YOUR INDIVIDUAL PARTICIPATION AGREEMENT, THE PLAN AND YOUR PARTICIPATION AGREEMENT WILL GOVERN.